Calculation of Filing Fee Tables
S-8
DANAHER CORP /DE/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share, reserved for issuance for outstanding awards granted pursuant to the Masimo Corporation 2017 Equity Incentive Plan	Other	752,000	$ 176.09	$ 132,419,680.00	0.0001381	$ 18,287.16
Total Offering Amounts:						$ 132,419,680.00		$ 18,287.16
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 18,287.16
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock"), which may become issuable under the Masimo Corporation 2017 Equity Incentive Plan (as amended, the "Masimo Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction affecting the Common Stock. Represents up to 752,000 shares of Common Stock issuable upon the settlement of Rollover RSUs (as defined in the Registration Statement) outstanding under the Masimo Plan, that will be assumed by the Registrant in connection with the Merger (as defined in the Registration Statement). Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on a per share price of $176.09, the average of the high and low price of the Common Stock on June 3, 2026, as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources